Exhibit 10.12

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

- translation -

License and research agreement

between

Het Nederlands Kanker Instituut

and

Agendia B.V.

LICENSE AND RESEARCH AGREEMENT

THE UNDERSIGNED:

1.

HET NEDERLANDS KANKER INSTITUUT, an association with full legal competence, having its registered office in Amsterdam and having a principal place of business in Amsterdam, at the address (1066 CX) Plesmanlaan 121 (“NKI”), in this matter legally represented by the chairman of its Board of Directors, [***]

and

2.

AGENDIA B.V., a private company with limited liability, having its registered office in Amsterdam and having a principal place of business in Amsterdam, at the address (1066 CX) Plesmanlaan 121 (“Agendia”), [***];

NKI and Agendia hereinafter collectively referred to as: the “Parties” and each individually as: a “Party”

WHEREAS:

A.

NKI has the goal of controlling cancer by means of patient care, research and education. Within the framework of its collaboration [***], NKI has obtained, either as owner, or as licensee, certain rights regarding technology;

PARTIES HEREBY AGREE AS FOLLOWS:

Article 1	Definitions and interpretation

1.1	In this Agreement the following terms shall have the following meanings, which are identifiable by the use of a capital:

“Agendia”	the private company with limited liability Agendia B.V., registered in the trade register of the Chamber of Commerce and Industry for Amsterdam under number 34185452;

“Agreement”	this license agreement as well as all Annexes thereto;

Annex(es)	an annex to this Agreement, forming an inseparable and integral constituent thereof;

“Article”	an article in this Agreement;

“Collaboration Agreements”	[***]

“DNA Microarray Profiling”	determining gene activity utilizing DNA microarray technology;

“Effective Date”	the effective date of this Agreement, i.e., July 10, 2003;

“Founder’s Lab”	the current laboratory, used by, among others, Prof. Dr. R. Bernards and Dr. L.J. van’t Veer, though only to the extent of the microarray profiling part;

“Area”	the whole world;

“Use”	use for DNA Microarray Profiling;

“Rights of Use”	the rights that NKI has obtained or will obtain under the Collaboration Agreements to use of Patents and rights of intellectual property in the field of DNA Microarray Profiling;

“Gene Expression Profiling”	determining the activity of genes in biological material

“Joint Research Committee”	the joint research committee, consisting of a chairman appointed by NKI, two members appointed by NKI and two members appointed by Agendia.

“NKI”	the association with full legal competence Het Nederlands Kanker Instituut, registered in the trade register of the Chamber of Commerce and Industry for Amsterdam under number 40530817;

“NKI Patents”	the Patents that NKI has obtained or will obtain as owner under the Collaboration Agreements in the field of DNA Microarray Profiling;

“NKI IP Rights”	all rights of intellectual property and all NKI Patents that NKI has obtained or will obtain under the Collaboration Agreements in the field of DNA Microarray Profiling;

“Parties”	Agendia and NKI collectively;

“Patents”	patents, patent applications and titles to patent and the know-how related thereto, as well as:

(i) all patent applications that are filed in the Area and which lawfully claim priority of one of the patents and patent applications referred to above;
(ii) the patents that are awarded on the basis of all applications referred to;

“Patient Related DNA Profiling”	determining the activity of genes in biological material;

“Tumor Series”	the tumor series known to Parties from NKI’s frozen tumor bank, though exclusively to the extent these tumor series relate to microarray profiling;

“Confidential Information”	all information and data that either Party receives from the other Party and that is indicated as confidential, or whose confidential nature the receiving Party knows or must reasonably be deemed to know, including research information, technical, financial and business information, the know-how related to Patents, the Tumor Series and related information, data regarding actual or potential customers or partners or intended business transactions, reports, plans, computer program, computer files, drawings, models, knowhow, show-how, as well as all other information that must reasonably be deemed to be confidential and all papers and datafiles in which that information is contained.

The term “Confidential Information”, however, shall not comprise information that:

(i) is already known to the public or is becoming known to the public, other than by a violation by the receiving Party of one or more of its obligations under this Agreement;

(ii) was already in the possession of the receiving Party before it received that information from the other Party, to the extent it can demonstrate this on the basis of written records;

(iii) is the same as information that is received by the receiving Party from a third party, not bound by any duty of secrecy regarding that information;

1.2	In the definitions as contained in this Article 1 the singular shall be deemed to comprise the plural and vice versa.

Article 2	License and Options

2.1

NKI hereby grants to Agendia, and Agendia hereby accepts from NKI, the exclusive, nontransferable and royalty-free right to use the NKI IP rights and the Rights of Use exclusively for the Use in the Area for the duration of this Agreement and under the conditions and provisions as set forth in this Agreement.

2.2

NKI hereby grants to Agendia, and Agendia hereby accepts from NKI, an exclusive option to obtain an exclusive, nontransferable and royalty-free license under all Patents that NKI obtains within two years of the date of signature of this Agreement with respect to the results arising from the research that NKI conducts in the Founders Lab in the field of Gene Expression Profiling. This license is subject to the provisions of this Agreement.

If and to the extent Agendia has not exercised the aforementioned option before December 1, 2005 and NKI in respect of the Patents mentioned desires to grant a license to third parties, the license rights to be granted shall first be offered to Agendia. If and to the extent Parties thereafter are unable within 30 (thirty) days of such offer to reach agreement on the license terms involved, NKI is free to offer the license rights to one or more third parties (“Third Party”), provided that the license terms in any case are not more favorable than offered earlier by Agendia to NKI. NKI shall communicate the definitive offer of the Third Party to Agendia after which Agendia has 14 (fourteen) days’ time to make an identical and irrevocable offer to NKI. If Agendia makes such an offer, NKI shall reject the offer of the Third Party and accept the offer of Agendia.

2.3

NKI hereby grants to Agendia, and Agendia hereby accepts from NKI, an exclusive option to obtain an exclusive, nontransferable and royalty-free license under all Patents that NKI obtains within two years of the date of signature of this Agreement in the field of Patient Related DNA Profiling. This license is subject to the provisions of this Agreement.

If and to the extent Agendia has not exercised the aforementioned option before December 1, 2005 and NKI in respect of the Patents mentioned desires to grant a license to third parties, the license rights to be granted shall first be offered to Agendia. If and to the extent Parties thereafter are unable within 30 (thirty) days of such offer to reach agreement on the license terms involved, NKI is free to offer the license rights to one or more third parties (“Third Party”), provided that the license terms in any case are not more favorable than offered earlier by Agendia to NKI. NKI shall communicate the definitive offer of the Third Party to Agendia after which Agendia has 14 (fourteen) days’ time to make an identical and irrevocable offer to NKI. If Agendia makes such an offer, NKI shall reject the offer of the Third Party and accept the offer of Agendia.

2.4	Agendia is entitled in respect of the NKI IP Rights and Rights of Use to provide nontransferable and non-sublicensable sublicenses, though exclusively so on business and market terms.

2.5

Agendia shall make an effort to the best of its ability to (i) make the exploitation of the NKI IP Rights and Rights of Use a commercial success and (ii) realize the profits to be made regarding that exploitation in Agendia.

2.6	Agendia is aware and accepts that NKI under the Collaboration Agreements has obtained non-exclusive Rights of Use from parties to those Collaboration Agreements. [***]

2.7	Agendia is aware and accepts that the terms that apply to the Rights of Use granted to NKI under the Collaboration Agreements [***].

2.8

NKI is and shall remain entitled at all times itself to use the IP Rights and Rights of Use licensed to Agendia under this Agreement, with the proviso that those IP Rights and Rights of Use can only be used for research purposes of NKI and expressly not for any commercial use.

2.9	[***]

Article 3	Access to Tumor Series

3.1

Agendia has the right to propose Tumor Series that it desires to have access to. Such proposal is decided upon by the Joint Research Committee. These decisions will be made at all times by the Joint Research Committee by a simple majority of votes. In case of a tie of votes, the vote of the chairman of the Joint Research Committee is decisive.

3.2	The Tumor Series and the tissue samples belonging thereto are and remain at all times the exclusive property of NKI. NKI is entitled to refuse the access to, and the use of, such tissue samples if:

a)	NKI is liable to do so by law or regulation or at the request of a competent authority, or

b)	one or more patients, or other parties, demand such from NKI.

3.3

NKI shall make an effort in order that the activities mentioned in this Article 3, including the collection of tissue samples from the Tumor Series and the grant of access to, and use of, that collection, comply with the applicable laws and regulations involved. In this regard, however, NKI gives no warranty whatever.

3.4	In respect of the tissue samples from the Tumor Series it has obtained access to, Agendia shall take care at its own expense of the gene expression profiling and standard bioinformatical analysis.

3.5

In respect of the tissue samples from the Tumor Series Agendia has obtained access to, NKI shall take care at the expense of Agendia of the tumor RNAs, histopathological information and clinical annotation. These activities and the other work of NKI with respect to making the Tumor Series available to Agendia shall be compensated by Agendia to NKI on a cost price basis.

3.6

NKI and Agendia shall be equally entitled to the results of Agendia’s use of the Tumor Series and further research in that regard, including Patents obtained in respect of these results, with the proviso that NKI shall only be entitled to use those results and Patents for internal research purposes and that the commercial exploitation of these outcomes and results shall be taken care of by Agendia. All information that NKI receives from Agendia regarding those results shall be regarded as Confidential Information by NKI. Agendia shall at all times grant NKI access to, and inspection of, the results of Agendia’s use of the Tumor Series.

3.7

Agendia indemnifies NKI against all claims of third parties connected with the use of the Tumor Series by Agendia, or further research activities and/or development activities of Agendia in that regard, to the extent such use is not connected with the purposes set forth in the proposal of Agendia to the Joint Research Committee as referred to in Article 3.1.

Article 4	Subcontracting testing work regarding gene expression profiling

4.1

NKI shall subcontract testing work regarding Gene Expression Profiling to Agendia. This testing work will be subcontracted to Agendia on an exclusive basis, if and to the extent the testing work involves NKI’s own clinical patients.

4.2

Agendia shall as far as possible give priority to performing said testing work over its other activities, to the extent similar testing work for other hospitals is not thereby subordinated. If Agendia cannot offer this testing work to NKI, Agendia shall enable NKI (including third-party commissionees of NKI) free of charge to perform this testing work or have it performed.

4.3

Agendia shall perform the testing work subcontracted to it in accordance with a Customer Service Agreement to be agreed upon between parties. As long as such a Customer Service Agreement has not been agreed upon, Agendia shall perform the testing work in conformity with the reasonable instructions of NKI.

4.4.	Agendia shall charge the following costs to NKI for this testing work:

a)	for NKI’s own clinical patients: [***]

b)	for other clinical patients [***]

c)	for administrative costs that are directly connected with the testing work: [***]

d)	for NKI-requested research-type bioinformatic services: [***]

e)	for additional necessary QC tests: [***]

f)	for tests regarding the measuring of tissue samples of patients: [***]

The cost price in the year 2004 of a test is calculated on the basis of the following formula and is fixed at the following amount:

[***]

4.5	The compensation to be charged to NKI by Agendia shall be increased by VAT.

Article 5	Payments

5.1

Within 30 (thirty) days after each quarter, Agendia shall submit to NKI an itemized written overview and associated invoice regarding the testing work performed in that quarter by Agendia for NKI under Article 4 and the compensation due therefor. The compensation shall be paid by NKI to Agendia within 30 (thirty) days after approval of the invoice.

5.2

Within 30 (thirty) days after each quarter, NKI shall submit to Agendia an itemized written overview and associated invoice regarding the work performed in that quarter by NKI for Agendia under Article 3 and the compensation due therefor. The compensation shall be paid by Agendia to NKI within 30 (thirty) days after approval of the invoice.

Article 6	No warranties

6.1	NKI does not give any warranties regarding the NKI Patents and Rights of Use. NKI expressly does not warrant:

(i)	that the NKI Patents and Rights of Use meet the expectations and requirements of Agendia;

(ii)	that the NKI Patents and Rights of Use are suitable for the Use (fitness for purpose);

(iii)	that the use of the NKI Patents and Rights of Use does not infringe any intellectual property right of a third party;

6.2

Agendia indemnifies NKI at all times against all titles, demands and/or claims of third parties and employees of Agendia in connection with the exploitation and the use of the NKI Patents and Rights of Use by Agendia and/or its sublicensees.

Article 7	License to NKI

7.1

Except as and to the extent expressly otherwise stipulated in this Agreement, if and to the extent any intellectual property rights, including Patents, result from the activities of Agendia under this Agreement or the further development of the NKI IP Rights and Rights of Use, Agendia shall inform NKI and keep NKI informed of this in writing at all times and shall without delay provide to NKI in respect of these intellectual property rights a non-exclusive, worldwide, nontransferable and royalty-free license for use. This license can be used by NKI only for internal research purposes of NKI and expressly not for commercial purposes.

7.2	The license referred to in Article 7.1 comprises the right of NKI to be the first to use the products of Agendia for clinical-scientific research.

7.3

NKI is entitled to have the license(s) referred to in Article 7.1 recorded, at its expense, in the registers intended therefor. To this end, Agendia shall without delay lend all cooperation and perform all acts necessary.

Article 8	Grant, maintenance and invalidity

8.1

NKI shall in a timely manner pay all costs of grant and maintenance and perform all necessary acts, or have them performed, that are needed to get the NKI Patents granted, or to maintain them up to 2 (in words: two) months after the date on which Agendia informs NKI in writing that Agendia desires to forgo (further) maintenance and the use of the NKI Patents.

8.2	NKI shall take care at all times that the NKI Patents remain in the name of NKI, unless Agendia gives written consent for a different name registration.

8.3	If and to the extent the NKI Patents are not granted, are annulled or otherwise declared to be invalid by any official body, Agendia cannot derive any claims vis-à-vis NKI from this.

Article 9	Infringement

[***]

Article 10	Duration and termination

10.1	This Agreement commences on the Effective Date. This Agreement is entered into for an indefinite period of time.

10.2	Parties waive the right to claim dissolution or annulment of this Agreement.

10.3	NKI can cancel this Agreement, in whole or in part, with immediate effect by a written notice to Agendia to that end, if:

(i)	Agendia is adjudicated bankrupt, [***]

(ii)	Agendia ceases its enterprise [***]

(iii)	Agendia acts contrary to one or more of its material obligations under this Agreement [***]

Article 11	Consequences of termination

11.1

If this Agreement ends pursuant to the provisions of Article 10.3, this does not prejudice the rights of either Party vis-à-vis the other Party that have arisen prior to that, with the proviso that the license rights and option rights granted to Agendia under this Agreement are canceled immediately.

11.2

If and as soon as this Agreement ends, on whatever ground, Agendia shall no longer use or exploit the NKI IP Rights and Rights of Use and NKI shall no longer exercise the rights licensed to it by Agendia.

11.3	If and as soon as this Agreement ends, on whatever ground, Parties shall immediately, at their own expense:

(i)

either return or destroy all Confidential Information carriers in their possession made available to them by or on behalf of a Party in connection with this Agreement, as well as all copies thereof, this at the option of the Party on whose behalf that Confidential Information was furnished;

(ii)	remove all Confidential Information as referred to in Article 12 stored in their computer system and/or files, therefrom.

The provisions in this Article 11.3 do not relate to Confidential Information that NKI must reasonably retain for the purpose of clinical-scientific research and patient care.

11.4	If this Agreement ends, on whatever ground, Parties shall not be liable vis-à-vis each other to any compensation on that ground.

11.5

If this Agreement ends, on whatever ground, this does not affect the provisions in the Articles that by their nature must be deemed to continue after the end of this Agreement, among which, inter alia, Article 14 (Secrecy).

Article 12	Secrecy and disclosure

12.1

Either Party - including its directors, employees and third parties retained by it - shall observe strict confidentiality regarding Confidential Information both during, and after the termination of, this Agreement and shall:

(i)

not disclose Confidential Information to others than those of its employees who should reasonably have that information at their disposal in connection with the execution of the performances agreed upon;

(ii)	handle Confidential Information with the same degree of care as observed by either party in respect of its own data of comparable importance that should remain confidential;

(iii)

make an effort to store all documents and materials that form or contain Confidential Information in a safe place and to restrict access thereto to employees who should reasonably have access thereto in connection with the performance of this Agreement;

(iv)	use Confidential Information exclusively for the purposes for which such has been disclosed to it.

12.2	The secrecy provisions in Article 12.1 shall not apply if and to the extent:

(i)

the Party that has disclosed the Confidential Information permits the receiving Party in writing to disclose that Confidential Information to a third party or third parties, with the proviso that the receiving Party in that case shall impose the obligations arising from Article 12.1 on, and shall have them signed in writing by, that third party or those third parties; or

(ii)	a legal obligation rests with the Party that has received the Confidential Information to disclose the Confidential Information to the competent authorities;

(iii)

the disclosure of Confidential Information takes place in the context of the publication by NKI of results of research it has conducted and in respect of that publication the provisions of Article 12.3 have been complied with by NKI.

12.3

At least [***] before the intended publication date, NKI shall submit to Agendia any written, electronic or oral publication, as well as any document, manuscript or summary, in which information is furnished about matters that are the subject of the intellectual property rights that are licensed to Agendia under this Agreement, as well as the intellectual property rights as referred to in Article 3.6. If Agendia desires postponement of the publication concerned in order to be able to draft a patent application, it will notify NKI thereof in writing within [***] after submission has taken place. NKI shall comply with a request for postponement for a maximum of 60 days after the originally intended publication date.

Article 13	Notices

Any notice in connection with this Agreement shall be given by handing over or by transmitting by regular or registered mail, facsimile or e-mail, a written document to that effect to the other Party at the following address:

(i)	if the notice is addressed to NKI:
	address:	[***]

fax number:

to the attention of [***]

(ii)	if the notice is addressed to Agendia:
	address:	[***]

	fax number:	[***]

to the attention of [***]

or at a different address, if this has been communicated by the receiving Party to the sending Party in accordance with the provisions in this article.

Article 14	Nontransferable

Parties are not competent to transfer the rights and/or obligations under this Agreement in whole or in part to a third party, to encumber them, to pledge them, or to grant any limited rights to a third party regarding the subject matter of this Agreement.

Article 15	Other provisions

15.1

If any provision or part of this Agreement or associated arrangements and agreements should prove invalid or unenforceable, the other provisions of this Agreement shall remain in full force. Parties shall make an effort to replace the invalid or unenforceable provision(s) by a provision they would have chosen if they had foreseen the invalidity or unenforceability, which, though, is as much as possible in line with the object of this Agreement.

15.2

If a situation arises that this Agreement does not provide for, or if a dispute or difference of opinion should arise between Parties about a subject that this Agreement does not provide for, they shall make an effort to make an arrangement in mutual consultation that fits in with the line of this Agreement as much as possible.

15.3	Any supplementation and/or amendment of this Agreement shall be binding on Parties if this supplementation and/or amendment has been drawn up in writing and is signed by both Parties.

Article 16	Applicable law and competent court

16.1	This Agreement is governed exclusively by Dutch law.

16.2	All disputes arising from this Agreement, or from further agreements resulting therefrom, shall only be submitted to the competent court in Amsterdam.

THUS AGREED and prepared in duplicate:

1.	Het Nederlands Kanker Instituut	2.	Agendia B.V.

	/s/ A.J.M. Berns		/s/ Dr. S.M. Sixt

	by: A.J.M. BERNS		by: Dr. Sixt Holding B.V.
	title: Chairman Board of Directors		title: general manager
	date: 9-3-2004		on its behalf:
Dr. B.M. Sixt
	at: AMSTERDAM		title: managing director under the articles of association date: at: Amsterdam